UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2007

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2007, the Board of Directors of PrivateBancorp, Inc. (the “Company”) adopted an amendment to Section 6.1 of the Company's Amended and Restated By-laws (the "By-laws") to permit the Company to issue certificated or uncertificated shares.  Previously, the Company’s By-laws provided for certificated shares only.  By being able to issue uncertificated shares, the Company may participate in the Direct Registration System (“DRS”) maintained by the Depository Trust Company. The DRS allows for book-entry recording of an issuer’s shares and for a transfer agent to electronically transfer a stockholder’s shares to the stockholder’s brokerage firm.  In late 2006, the Securities and Exchange Commission approved a rule proposed by The NASDAQ Stock Market (“NASDAQ”) which requires NASDAQ-listed issuers to become “DRS eligible” by January 1, 2008.

The Certificate of Amendment of the By-laws, effective as of August 23, 2007, is filed as an exhibit to this Current Report on Form 8-K. Also filed as an exhibit to this report is a copy of the Amended and Restated By-laws of the Company, as amended, as previously filed.

Item 7.01                      Regulation FD Disclosure.

On August 27, 2007, the Company announced that its board of directors declared a quarterly cash dividend of $0.075 per share payable on September 28, 2007 to stockholders of record on September 14, 2007. This dividend is unchanged from the prior quarterly dividend of $0.075 per share.  Attached as Exhibit 99.1 is a copy of the press release relating to the announcement, which is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit	Description
3.2	Certificate of Amendment of the Amended and Restated By-laws of PrivateBancorp, Inc., as amended, effective as of August 23, 2007.

3.3	Amended and Restated By-laws of PrivateBancorp, Inc., as amended.

99.1	Press Release dated August 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: August 27, 2007	By:	/s/ Dennis Klaeser
Dennis Klaeser
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

3.2	Certificate of Amendment of the Amended and Restated By-laws of PrivateBancorp, Inc., as amended, effective as of August 23, 2007.

3.3	Amended and Restated By-laws of PrivateBancorp, Inc., as amended.

99.1	Press Release dated August 27, 2007